SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2002

P-COM, Inc.
(Exact name of registrant as specified in charter)

Delaware	0-25356	77-0289371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3175 S. Winchester Boulevard, Campbell, California	95008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 866-3666

None
(Former name or former address, if changed since last report.)

Item 5.    Other Events.

P-COM entered into a Share Purchase Agreement dated June 6, 2002, with several investors authorizing the sale of up to 92,857,142 shares of newly issued, unregistered Common Stock for $0.14 per share. P-COM agreed to register all shares sold under the Share Purchase Agreement with the SEC for resale.

On June 24, 2002, the investors purchased 57,321,430 shares for $8,025,000 pursuant to the Share Purchase Agreement. 35,535,712 shares remain available for purchase under the agreement and P-Com has the right to sell such additional shares to investors who are satisfactory to the State of Wisconsin Investment Board, all subject to the terms of the Second Closing Agreement included as part of the Share Purchase Agreement as Exhibit B. No Investor is yet contractually committed to purchase shares in such a second closing.

The share numbers and price-per-share set forth above have not been adjusted to reflect P-Com’s intended one-for-five stock split, which will become effective on June 27, 2002.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements of Business Acquired.    Not applicable.

(b)  Pro Forma Financial Information.    Not applicable.

(c)  Exhibits.    Exhibit 10.92—Share Purchase Agreement, dated June 6, 2002, by and among P-Com, Inc. and several Purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P-COM, INC.

By:	/s/ GEORGE P. ROBERTS
George P. Roberts Chairman and Chief Executive Officer

DATE: June 26, 2002

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EXHIBIT INDEX

Exhibit

10.92	Share Purchase Agreement, dated June 6, 2002, by and among P-Com, Inc. and several Purchasers.

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